UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019
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Alta Mesa Resources, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38040	81-4433840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2019, Kingfisher Midstream, LLC (“KFM”), an indirect subsidiary of Alta Mesa Resources, Inc. (“AMR”), entered into a First Amendment and Limited Waiver to Amended and Restated Credit Agreement (the “Amendment”), among KFM, each of the lenders that is a signatory thereto, and Wells Fargo Bank, N.A., as administrative agent and as an issuer of letters of credit, to that certain Amended and Restated Credit Agreement, dated as of May 30, 2018.

The Amendment waives certain defaults and events of default arising or resulting from the failure to provide (i) timely quarterly financials for the fiscal quarter ended December 31, 2018, and (ii) notice in connection with the acquisition by a subsidiary of KFM of certain produced water assets, including the delivery of certain recorded instruments of transfer. Among other things, the Amendment provides 45-day extensions of deadlines for the delivery of audited financials for the year ended December 31, 2018 and unaudited financials for the quarter ended March 31, 2019, along with the related compliance certificates. Until the delivery of such financials and the related compliance certificates, KFM is limited to $225 million of borrowing capacity and cannot utilize an exception to the distributions covenant that would otherwise permit certain distributions depending on the ratio of consolidated funded indebtedness to consolidated adjusted EBITDA and the level of unused availability. Further, the Amendment adds provisions which, subject to certain limited exclusions and exceptions, limit the amount of cash and cash equivalents KFM and its restricted subsidiaries can hold to $15 million. The Amendment also provides that a reduction of projected consolidated revenues of KFM and its restricted subsidiaries by more than 15% as a result of any modifications to a material contract with an affiliate (other than KFM or its restricted subsidiaries) shall constitute an event of default. KFM also will be required to notify the administrative agent of certain modifications to any material contracts that would reduce projected consolidated revenue of KFM and its restricted subsidiaries from such contract by more than 17.5%.

Certain lenders that are party to the Amendment have in the past performed and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for us and our subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement expenses.

The above description of the material terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 8.01 Other Events

On April 19, 2019, Alta Mesa Holdings, LP (“AMH”) and Alta Mesa Finance Services Corp. (together with AMH, the “Issuers”), both indirect subsidiaries of AMR, acknowledged receipt of a notice (the “Notice”) from the trustee under that certain indenture, dated as of December 8, 2016, governing the Issuers’ 7.875% Senior Notes due 2024 (the “Notes”), among the Issuers, U.S. Bank National Association, as trustee, and each of the subsidiary guarantors party thereto (as amended, the “Indenture”) that the failure to file the AMH Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “AMH Form 10-K”) by the date set forth in the rules and regulations promulgated by the Securities and Exchange Commission constitutes a default under Section 3.10 of the Indenture (such default, the “10-K Default”). The Indenture provides that the 10-K Default will give rise to an event of default under Section 6.1(4) of the Indenture if it continues for 30 days following the date of receipt of the Notice. Accordingly, if AMH is unable to file the AMH Form 10-K by May 19, 2019, the trustee may at any time after such date, and is required if directed by the holders of at least 25% in principal amount of the Notes, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.

If the 10-K Default ripens into an event of default under the Indenture, it would constitute an event of default under Section 7.01(d) of the Eighth Amended and Restated Credit Agreement, among AMH, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and issuing lender, dated as of February 9, 2018 (the “AMH RBL”). Furthermore, AMH did not furnish to the administrative agent and each lender the financial items and related deliveries required under Section 5.06(a) of the AMH RBL by April 30, 2019. This failure constitutes a default under the AMH RBL (such default, the “Delivery Default”). If such Delivery Default remains unremedied on May 31, 2019, it would constitute an event of default under Section 7.01(c)(ii) of the AMH RBL. After the occurrence and during the continuance of any of the above-described events of default under the AMH RBL, if one arises, the administrative agent shall at the request, or may with the consent of a majority of the lenders, by notice to AMH (i) declare all lender obligations to make extensions of credit to be terminated and (ii) declare all principal, interest, fees, reimbursements, indemnifications and all other amounts payable under the AMH RBL due and payable.

AMH is working diligently to furnish the items required under the Indenture and the AMH RBL.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1
First Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of April 29, 2019, among Kingfisher Midstream, LLC, each of the lenders that is a signatory thereto, and Wells Fargo Bank, N.A., as administrative agent and as an issuer of letters of credit, to that certain Amended and Restated Credit Agreement, dated as of May 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Resources, Inc.

Date: April 30, 2019	By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Chief Financial Officer